UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2014

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On September 24, 2014, Acorda Therapeutics, Inc., a Delaware corporation (“Acorda”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Five A Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acorda (“Merger Sub”), Civitas Therapeutics, Inc., a Delaware corporation and a privately-held development stage biopharmaceutical company (“Civitas”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the securityholder’s representative (“SRS”).  Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Civitas (the “Merger”), and upon consummation of the Merger, Merger Sub will cease to exist and Civitas will continue as a wholly-owned subsidiary of Acorda.

As a result of the Merger, all outstanding shares of Civitas common stock and Civitas preferred stock, options to purchase shares of Civitas common stock and warrants to purchase shares of Civitas preferred stock, other than shares of Civitas common stock and Civitas preferred stock held by Civitas (which will be cancelled as a result of the Merger), and other than those shares of Civitas common stock and Civitas preferred stock with respect to which appraisal rights are properly exercised and not withdrawn, will be converted into the right to receive $525.0 million in cash in the aggregate, without interest, less (i) $5.3 million due and payable under Civitas’s existing secured loan facility, consisting of $5.0 million in principal and $0.3 million in prepayment fees, (ii) $30.0 million due and payable to Alkermes, Inc. (“Alkermes”) in connection with the exercise by Civitas of its option to purchase manufacturing facility equipment from Alkermes and (iii) a portion of Civitas’s transaction expenses. The Merger Agreement provides that $39.375 million of the aggregate consideration will be held in escrow, as further described below, to secure the indemnification obligations of Civitas and Civitas’s securityholders, and an additional $0.5 million of the aggregate consideration will be held by SRS for reimbursements payable to SRS under the terms of the Merger Agreement.

The consummation of the Merger is subject to certain customary conditions, including, among others, receipt of required regulatory approvals and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.  The consummation of the Merger is also conditioned upon the holders of at least 75% of the outstanding shares of Civitas common stock and Civitas preferred stock having approved the transactions contemplated by the Merger Agreement.

Acorda intends to finance the transaction with cash on hand. Consummation of the Merger is not conditioned on Acorda’s receipt of any financing. The consummation of the Merger is expected to occur in the fourth quarter of 2014.

Each of Acorda and Civitas has made customary representations and warranties in the Merger Agreement. The representations and warranties of Civitas will survive until the twelve month anniversary of the consummation of the Merger, subject to certain exceptions. The securityholders of Civitas are required to indemnify Acorda for certain losses related to breaches of the representations, warranties and covenants of Civitas. Subject to certain exceptions, Civitas’s securityholders’ indemnification obligations are subject to a deductible amount equal to $2.625 million, whereupon Acorda will be entitled only to receive the amount in excess of the deductible amount. At the consummation, Acorda will deposit $39.375 million of the aggregate merger consideration into an escrow account, which, subject to certain exceptions, will be used as the sole and exclusive remedy to satisfy the indemnification obligations of Civitas’s securityholders.

The Merger Agreement includes certain customary termination provisions. In particular, Acorda may terminate the Merger Agreement in the event that (i) Civitas breaches the non-solicitation provisions of the Merger Agreement (and fails to cure such breach after notice) or (ii) the holders of Civitas’s capital stock have not approved the Merger on or prior to 11:59 p.m. Eastern time on September 25, 2014, in each of which cases the Merger Agreement provides for Civitas to pay to Acorda a termination fee of $10.5 million.  The Merger Agreement also provides for Acorda to pay to Civitas a termination fee of $26.25 million in the event of the termination of the Merger Agreement as a result of (i) the issuance of a final and non-appealable antitrust order restraining, enjoining or prohibiting the Merger or (ii) the failure of Acorda under certain specified circumstances to consummate the Merger on or prior to December 23, 2014 (or, if the Merger shall not have been consummated solely due to a necessary governmental approval not having been received, on such later date as any such necessary governmental approvals have been obtained, subject to certain limitations).

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or provide any other factual information, about Acorda, Civitas or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of such agreements; are as of specific dates; are solely for the benefit of the parties thereto (except as specifically set forth therein); may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties, instead of establishing these matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Acorda or Civitas or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Acorda’s public disclosures or public disclosures concerning Civitas.

A copy of the press release issued by Acorda announcing the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 24, 2014, by and among Acorda Therapeutics, Inc., Five A Acquisition Corporation, Civitas Therapeutics,

Inc. and Shareholder Representative Services LLC

99.1	Press Release dated September 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

September 25, 2014	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of September 24, 2014, by and among Acorda Therapeutics, Inc., Five A Acquisition Corporation, Civitas Therapeutics, Inc. and Shareholder Representative Services LLC

99.1	Press Release dated September 24, 2014